Exhibit 99.2

Contacts:

Media	Investor Relations
Robert C. Ferris	Mark Macaluso
(973) 455-3388	(973) 455-2222
rob.ferris@honeywell.com	mark.macaluso@honeywell.com

HONEYWELL NAMES DARIUS ADAMCZYK TO SUCCEED DAVE COTE
AS CEO ON MARCH 31, 2017; COTE TO SERVE AS EXECUTIVE
CHAIRMAN UNTIL ANNUAL SHAREOWNERS MEETING IN APRIL 2018

•	Adamczyk’s Growth Track Record and Expertise in Software, HOS Gold, High Growth Regions Position Him to Lead Continued Company Outperformance
•	Under Cote’s Leadership Over Past 14 Years, Honeywell’s Market Cap Grew from $20 Billion to $87 Billion, and Cumulative Total Shareholder Return Was 556 Percent Versus the S&P 500 at 214 Percent
•	Succession Plan Positions Honeywell for Seamless Leadership Transition

MORRIS PLAINS, N.J., June 28, 2016 -- Honeywell (NYSE: HON) today announced that Darius Adamczyk, President and Chief Operating Officer, will succeed Dave Cote as Chief Executive Officer on March 31, 2017. Cote, who has been Chairman and CEO of Honeywell since 2002, will continue as Executive Chairman until the Company’s Annual Shareowners Meeting in April 2018. After that, Cote will start a five-year consulting and non-compete agreement with Honeywell. These moves ensure a seamless leadership transition and position Honeywell for continued outperformance versus peers.

“Darius is absolutely the right person to lead our Company into a new era where we will need to keep evolving to become even more global, more of a software company, and more nimble. He has the growth mindset, global acumen, and software expertise to be a highly successful CEO for Honeywell,” Cote said. “Darius has succeeded in every business leadership role he has ever held, whether it was doubling the size of our Scanning & Mobility business over four years, driving a dramatic turnaround of our Honeywell Process Solutions business over two years, or expanding margins in Honeywell Performance Materials and Technologies despite a severe downturn in the oil and gas industry. Scanning & Mobility and Honeywell Process Solutions are software-based businesses with advanced offerings that blend physical and digital capabilities, and they serve as benchmarks for where the rest of Honeywell is heading. Darius’ deep expertise in software will open new growth paths for all of our businesses, which are blending Honeywell’s advanced software programming capabilities with leading-edge physical products and unparalleled domain expertise in a wide variety of industries.

“Darius thinks independently and has demonstrated that he can evolve business strategies to fit evolving circumstances – a very important skill because the world is changing rapidly. He is analytically and strategically strong and results-oriented, and he has a proven growth track record in High Growth Regions. In the past few months as Chief Operating Officer, Darius has pushed our businesses to develop bigger and better breakthrough strategies under our Honeywell Operating System (HOS) Gold framework that will put Honeywell on a sustained growth trajectory now and well into the future. He understands Honeywell’s business model – which is grounded in our portfolio, processes, and culture – and he has a valuable perspective from leading large and small businesses. From his time as CEO of a small company, Metrologic, Darius understands the need to be lean and to focus on breakthrough goals. From his experience at Honeywell, he knows how to build scale and leverage process excellence. With our tremendous diversity of opportunities across businesses and around the world, Darius is brimming with ideas and excited about what the future holds. We are confident he will be a great leader in executing our strategic plans and driving continued growth.”

“It is a privilege to have the opportunity to take on a bigger role at Honeywell and ultimately to become the CEO, fully supported by Dave, our very strong Board, and a talented and experienced leadership team,” Adamczyk said. “It has been energizing to see all the ideas we are developing and implementing to build on our great positions in good industries. We have a long runway to accelerate organic growth and drive margin expansion with new offerings that blend our leading domain expertise with our advanced software capabilities to improve the quality of lives, enhance safety and comfort, and drive energy efficiency and productivity – all global macro trends that are big today and will only get bigger tomorrow. Software will represent a big portion of our growth over the next several years, which is why about half of our 23,000 engineers globally are software engineers. We are the first large Western company to reach CMMI® Level 5 capability among all our software engineers. This is a very high standard that uniquely qualifies us to compete effectively in the Internet of Things arena, where software capability has to be combined with product and domain knowledge. Our HOS Gold-supported culture and processes are fostering speed and entrepreneurialism among our global business enterprises while allowing us to leverage the scale and process strength of a large company.”

Adamczyk, 50, was named President and Chief Operating Officer earlier this year. Prior to that, he served as President and CEO of Honeywell Performance Materials and Technologies (PM&T), a $9.3 billion global leader in the development of high-performance products and solutions, including low global warming refrigerants, specialty films for healthcare and photovoltaic applications, leading technologies for the global refining and petrochemicals industry, and process solutions. Previously, he was President of Honeywell Process Solutions (HPS), a global leader in automation and control systems. He became President of Honeywell Scanning & Mobility in 2008 when Metrologic, where he was Chief Executive Officer, was acquired by Honeywell. Prior to Honeywell, Adamczyk held several general management assignments at Ingersoll Rand, served as a Senior Associate at Booz Allen Hamilton, and started his career as an electrical engineer at GE. Adamczyk earned a bachelor’s degree in electrical and computer engineering at Michigan State University, a master’s degree in computer engineering at Syracuse University, and an M.B.A. at Harvard University.

Cote, who turns 64 next month, was named Chairman and CEO of Honeywell in 2002 and has led the Company to significantly outperform peer companies and the S&P 500. Under Cote’s leadership, from January 1, 2003, through May 31, 2016, Honeywell’s market capitalization grew from $20 billion to $87 billion. Honeywell’s cumulative total shareholder return was 556 percent versus 214 percent for the S&P 500. The Company’s annualized dividend rate grew from $0.75 to $2.38 over the same time period, an increase of 217 percent, while its share price rose 374 percent.

“Dave has been a passionate and transformative leader throughout his tenure at Honeywell, completely turning around the Company from its initial state of disarray,” said Jaime Chico Pardo, Honeywell’s Lead Director. “When Dave first took the job, Honeywell consisted of three legacy companies – AlliedSignal, Honeywell, and Pittway – that had not been integrated culturally or financially. It had missed earnings consistently, only 40 percent of sales were outside the U.S., the new product pipeline was empty, and the dividend hadn’t been raised in many years. Today, the Company is globally respected with sales outside the U.S. of 55 percent, a robust pipeline of new products that are primed to create new industries and markets around the world, and a strong and talented global workforce that represents the strong portfolio, processes, and culture that Dave and his team have put in place. Our dividend consistently grows faster than earnings, and we have an M&A track record that anyone would envy.

“Given the rigor Dave has demonstrated in driving Honeywell’s performance over a long period of time, comparable attention was paid to the selection of a successor and execution of a thoughtful transition plan that allows Honeywell to continue to perform for the long run,” Chico Pardo said. “In Darius, we have a proven leader who can enhance Honeywell’s growth rate and drive it to become the world’s leading cyber-industrial company. Dave and Darius will work very closely together not only to make the transition seamless, but to use it to speed growth and build a long-term competitive advantage in markets and industries around the world. Darius has exhibited the leadership qualities and operational expertise that will serve him well as Honeywell’s next CEO, and Dave and the Board will do everything possible to support his success.”

In addition to these management changes, Honeywell’s Board of Directors developed criteria for selection of a Lead Director position. The Board selected Chico Pardo, 66, for a two-year term with expanded responsibilities because of his deep knowledge and understanding of Honeywell gained during the past 16 years as a Board member, as well as his valuable experience while leading Telefonos De Mexico. Also, Chico Pardo, together with members of the Honeywell Board’s Management Development and Compensation Committee, are implementing a number of changes to Honeywell’s compensation plans. A summary of the expanded Lead Director role and compensation plan changes can be found in the Company’s newly filed 8-K, which is posted on Honeywell’s Investor Relations website.

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Honeywell (www.honeywell.com) is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes, and industry; turbochargers; and performance materials. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.